CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C Shares Prospectus of Pioneer Oak Ridge Small Cap Growth Fund, and in the Class A, Class B, Class C Shares Prospectus and the Class R Shares Prospectus of Pioneer Oak Ridge Large Cap Growth Fund, and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information for Pioneer Oak Ridge Small Cap Growth Fund and Pioneer Oak Ridge Large Cap Growth Fund, and to the incorporation by reference therein of our report dated January 16, 2004, on the financial statements and financial highlights of the Oak Ridge Small Cap Equity Fund and the Oak Ridge Large Cap Equity Fund for their year ended November 30, 2003, in Pre-effective Amendment Number 2 to Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.



                                                         /s/ ERNST & YOUNG LLP

                                                             ERNST & YOUNG LLP


Boston, Massachusetts
February 11, 2004

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 7, 2003, relating to the financial highlights which appears in the November 30, 2002 Annual Report to Shareholders of the Oak Ridge Large Cap Equity Fund and the Oak Ridge Small Cap Equity Fund (constituting the Oak Ridge Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 11, 2004